SKY PETROLEUM, INC.

RESIGNATION OF DIRECTOR

23 July, 2008

To the Board of Directors,Secretary, Shareholders of Sky Petroleum, Inc.

Dear Sirs,

I hereby tender my resignation as a Director of Sky Petroleum, Inc. the "Company", effective of the date hereof, in order to devote more time to other enterprises.

I hereby confirm that my resignation from my position as director of the Company is in no way the result of any disputes, claims, or issues with the Company. I irrevocably confirm that I have no claims against the Company for compensation for loss of office, redundancy, unfair dismissal, breach of contract, or otherwise in respect of, or arising out of my position as director of the Company, or in respect of or arising out of my ceasing to be a director of the Company.

I further confirm that that the Company is in no way obligated or indebted to me (other than outstanding director's fees) in connection with my position as director of the Company.

I understand and acknowledge that I hereby relinquish all authority incumbent with office of director of the Company.

I wish the Company all the best in its future endeavours.

Yours sincerely,

Peter Cockcroft

Peter Cockcroft